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EXHIBIT 16.1

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                                             Deloitte & Touche LLP
                                             Suite 2400
                                             424 Church Street
                                             SunTrust Center
                                             Nashville, Tennessee 37219

April 30, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, DC  20549

Dear Sirs/Madams:

We have read Item 4 of the Company's Report on Form 8-K, dated April 26,
1999, and, except for the statements made in the fourth paragraph, on which we have no basis to agree or disagree, we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP



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